    As filed with the Securities and Exchange Commission on July 29, 1999.
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                           71-0415188
                --------                           ----------
   (State or Other Jurisdiction of              (I.R.S. Employer
    Incorporation or Organization)             Identification No.)

                              702 S.W. 8th Street
                         Bentonville, Arkansas  72716
                                (501) 273-4000

      (Address, including Zip Code,  and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)
                                 _______________________

                  THE ASDA COLLEAGUE SHARE OWNERSHIP PLAN/1/
                  THE ASDA GROUP LONG TERM INCENTIVE PLAN/1/
                    THE ASDA GROUP PLC SHARESAVE SCHEME/1/
                THE ASDA 1984 EXECUTIVE SHARE OPTION SCHEME/1/
                THE ASDA 1994 EXECUTIVE SHARE OPTION SCHEME/1/

                             (Full Title of Plan)
                         -----------------------------

            Allison D. Garrett                             Copy to:
         Assistant General Counsel                    Dudley W. Murrey
           Wal-Mart Stores, Inc.                     Hughes & Luce, L.L.P.
            702 S.W. 8th Street                  1717 Main Street, Suite 2800
       Bentonville, Arkansas  72716                 Dallas, Texas  75201
              (501) 273-4000                            (214) 939-5500
  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)
                         _____________________________

                        CALCULATION OF REGISTRATION FEE

     Title of each class          Amount         Proposed Maximum   Proposed Maximum   Amount of
        of Securities              to be          Offering Price       Aggregate      Registration
      to be Registered       Registered/2/,/3/     per Share/4/     Offering Price/4/       Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.10 par value
 per share                        17,000,000         $30.11        $511,927,806.49    $142,315.94

=================================================================================================

(1) Sponsored by Asda Group PLC, a newly acquired subsidiary of the Registrant. Outstanding options issued under these plans are being replaced with options to acquire shares of the Registrant's common stock.
(2) This registration statement covers 5,798,516 shares of the Registrant's common stock being registered in connection with The ASDA Colleague Share Ownership Plan, 441,000 shares of the Registrant's common stock being registered in connection with The ASDA Group Long Term Incentive Plan, 7,816,484 shares of the Registrant's common stock being registered in connection with The ASDA Group PLC Sharesave Scheme, 64,109 shares of the Registrant's common stock being registered in connection with The ASDA 1984 Executive Share Option Scheme and 2,879,891 shares of the Registrant's common stock being registered in connection with The ASDA 1994 Executive Share Option Scheme.
(3) This registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to any antidilution provisions of the plans listed above.
(4) Estimated solely for the purpose of calculating the registration fee on the basis of the aggregate offering price of the 13,119,198 shares of the Common Stock for which the offering price is known and on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on July 23, 1999, as to the 3,880,802 shares of Common Stock as to which the offering price is not known, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is estimated based on the average per share offering price calculated in accordance on the foregoing information. The actual maximum exercise price at which shares of the Registrant's common stock may be acquired upon exercise of any options to be granted under the plans in the future has not yet been determined.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Wal-Mart Stores, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 (the "Annual Report"), which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999.

     (c) The description of the Registrant's common stock, $.10 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 26, 1971, including any amendment or report filed for the purpose of updating such description.

     (d) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law (the "DGCL").

     DGCL Section 145 provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent, or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

     To the extent a present or former director or officer of the Registrant is successful on the merits or otherwise in defense of any action, suit, or proceeding described in the preceding two paragraphs, such person is entitled, pursuant to DGCL Section 145, to indemnification against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

     The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

        4(a) Restated Certificate of Incorporation of Wal-Mart Stores, Inc. (incorporated herein by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1989) and Certificate of Amendment to the Restated Certificate of Incorporation of Wal-Mart Stores, Inc. (incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-8 of the Registrant (File No. 33-43315)).
        4(b) By-Laws of Wal-Mart Stores, Inc., as amended June 3, 1993 (incorporated herein by reference to Exhibit 4(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended January 31, 1994) .
       *5(a)  Opinion of Hughes & Luce, L.L.P.
       *8(a)  Opinion of Simmons & Simmons
      *23(a)  Consent of Ernst & Young LLP

      *23(b) Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5(a) hereto).
      *23(c) Consent of Simmons & Simmons (contained in Exhibit 8(a) hereto). *24(a) Power of Attorney (contained on Page II-5.)

----------------------------
      *   Filed herewith

Item 9.  Undertakings.
         ------------

     (a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bentonville, State of Arkansas, on July 29, 1999.

                                 WAL-MART STORES, INC.


                                    By:  /s/ David D. Glass
                                       ----------------------------------------
                                       David D. Glass
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Wal-Mart Stores, Inc., hereby severally constitute and appoint S. Robson Walton, David D. Glass and James A. Walker, Jr. and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Wal-Mart Stores, Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ S. Robson Walton                                 Chairman of the Board of                 July 29, 1999
------------------------------------------            Directors and Director
S. Robson Walton

/s/ David D. Glass                                  President, Chief Executive                July 29, 1999
------------------------------------------             Officer and Director
David D. Glass                                      (Chief Executive Officer)

------------------------------------------      Senior Vice Chairman and Director            July ___, 1999
Donald G. Soderquist

/s/ J.J. Fitzsimmons                                  Senior Vice President                   July 29, 1999
------------------------------------------         (Co-Chief Financial Officer)
J.J. Fitzsimmons

/s/ James A. Walker, Jr.                              Senior Vice President                   July 29, 1999
------------------------------------------                and Controller
James A. Walker, Jr.                          (Co-Chief Financial Officer and Chief
                                                       Accounting Officer)
                                                             Director                        July ___, 1999
------------------------------------------
Jeronimo Arango

/s/ John A. Cooper, Jr.                                      Director                         July 29, 1999
------------------------------------------
John A. Cooper Jr.

------------------------------------------                   Director                        July ___, 1999
Stephen Friedman

/s/ Stanley C. Gault
------------------------------------------                   Director                        July 29, 1999
Stanley C. Gault

/s/ Roland A. Hernandez
------------------------------------------                   Director                        July 29, 1999
Roland A. Hernandez

------------------------------------------                   Director                        July ___, 1999
Frederick S. Humphries

------------------------------------------                   Director                        July ___, 1999
E. Stanley Kroenke

/s/ Elizabeth A. Sanders
------------------------------------------                   Director                        July 29, 1999
Elizabeth A. Sanders

/s/ Jack C. Shewmaker
------------------------------------------                   Director                        July 29, 1999
Jack C. Shewmaker

/s/ Paula Stern
------------------------------------------                   Director                        July 29, 1999
Paula Stern

------------------------------------------                   Director                        July ___, 1999
Jose H. Villarreal

------------------------------------------                   Director                        July ___, 1999
John T. Walton

                         INDEX TO EXHIBITS FILED WITH
                     REGISTRATION STATEMENT ON FORM S-8 OF
                             WAL-MART STORES, INC.



       5(a)  Opinion of Hughes & Luce, L.L.P.
       8(a)  Opinion of Simmons & Simmons
      23(a)  Consent of Ernst & Young LLP
      23(b) Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5(a) hereto).
      23(c) Consent of Simmons & Simmons (contained in Exhibit 8(a) hereto). 24(a) Power of Attorney (contained on Page II-5 of the Registration
             Statement.)